EXHIBIT 10.40

MASTER AGREEMENT

FOR

STANDBY LETTERS OF CREDIT

TERMS AND CONDITIONS

General Electric Capital Corporation
201 High Ridge Road
Stamford, CT 06927

The undersigned ("Applicant") will require, from time to time, Standby Letters of Credit. General Electric Capital Corporation ("GE Capital") will, upon Applicant's application therefor, and to the extent such application is approved by GE Capital in its sole discretion, issue Standby Letters of Credit or arrange for the issuance thereof through an indirect wholly-owned subsidiary of GE Capital. Each Credit will be governed by and interpreted in accordance with the following terms and conditions. Capitalized terms shall have the meanings accorded them in Section 9, Definitions, below.

1. Payment Terms.

In addition to all commissions, charges, fees and expenses payable in connection with Credits pursuant to the Credit Agreement (including, without limitation the Letter of Credit Fee, as defined in the Credit Agreement), Applicant agrees to pay to GE Capital on demand, at GE Capital's office located at 201 High Ridge Road, Stamford, Connecticut 06927 or at such other address or account as may be designated in writing by GE Capital, in Dollars, in immediately available funds: (i) each amount paid by GE Capital under any Credit (which payment is permitted or required under this Agreement, ISP 98 or applicable law) in Dollars or in the event that the Credit permits Drafts under such Credit to be payable in a currency other than Dollars, the Dollar Equivalent of each amount so drawn; (ii) interest on each amount (or the Dollar Equivalent thereof) so drawn for each day from the date of payment of the relevant Draft to and including the date of payment in full of such amount by Applicant to GE Capital, at the rate specified in the Credit Agreement; and (iii) any and all commissions and charges of, and any and all costs and expenses incurred by, GE Capital and its subcontractors or agents in relation to the Credits and all Drafts thereunder. A schedule of commissions and charges is attached hereto as Annex I. If a Credit provides for sight payment, reimbursement by Applicant is due on the day on which GE Capital pays on the applicable Draft. All payments by Applicant hereunder shall be made without withholding, deduction or set-off and shall be made free and clear of taxes.

2. Security Interest.

To secure the payment and performance of all Obligations (including, without limitation, Letter of Credit Obligations), the Applicant hereby grants to Agent a security interest in the following, including, without limitation, the unqualified right to the possession and disposal of all property shipped under or in connection with each Credit, whether released to the Applicant under security agreements or otherwise, and also in and to all shipping documents, documents of title, or Drafts drawn under each Credit and in and to all other property owned by the Applicant, in or coming into GE Capital's possession or custody, and in any deposit balances now or hereafter held by a bank as custodian for GE Capital for the Applicant's account, together with the proceeds of each and all of the foregoing, until the Termination Date (subject to reinstatement as provided in the Loan Documents). The grant of a security interest in the preceding sentence supplements, rather than limits or supersedes, any grant of a security interest by Applicant in the Loan Documents. If GE Capital honors any presentation, demand or Draft and Applicant fails to reimburse GE Capital therefor in accordance with the terms of the Credit Agreement, GE Capital may assert its rights of subrogation under applicable law, whether GE Capital's honor satisfies all or only part of the underlying obligation. The Applicant must, on reasonable notice, cooperate with GE Capital in its assertion of the Applicant's rights against the Beneficiary, the Beneficiary's rights against the Applicant, and any other rights that GE Capital may have by subrogation or assignment. Such cooperation shall include without limitation the prompt return of all Drafts, documents, instruments and statements in Applicant's possession that were presented by or on behalf of Beneficiary in connection with any draw under a Credit. Subject to the terms of the Credit Agreement and the terms of Section 8(b) below, the Applicant agrees to make upon demand such cash deposits with GE Capital as GE Capital may require to further secure Applicant's Letter of Credit Obligations.

3. Administration of Credit.

(a) Applicant will promptly examine a copy of each Credit (and any proposed amendments thereto) sent to Applicant, as well as all other instruments and documents delivered to Applicant from time to time in connection with such Credit, and, in the event Applicant has any claim of non-compliance with the instructions or of any discrepancy or other irregularity or any objection to any action taken or proposed to be taken by GE Capital with respect to any Credit, Applicant will notify GE Capital thereof in writing within three business days after its receipt of a copy of such Credit, any amendments thereto, or such instruments or documents or notice of any such proposed action, and Applicant will conclusively be deemed to have waived any such claim against GE Capital and its subcontractors, servicers and agents or any defense to payment of GE Capital, its subcontractors or agents, unless such notice is given as aforesaid. This Section 3(a) is intended to substitute three business days for the "not unreasonable time period" set forth in Rule 5.09 of ISP 98.

(b) Neither GE Capital nor any of its agents, subcontractors or servicers shall be responsible for, and neither GE Capital's powers and rights hereunder nor Applicant's obligations shall be affected by: (i) any act or omission pursuant to Applicant's instructions; (ii) any other act or omission of GE Capital or its subcontractors, servicers, agents or employees other than any such arising from its or their gross negligence or willful misconduct; (iii) the validity, accuracy or genuineness of Drafts, documents or required statements, even if such Drafts, documents or statements should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged (and notwithstanding that Applicant shall have notified GE Capital thereof); (iv) failure of any Draft to bear any reference or adequate reference to the applicable Credit; (v) errors, omissions, interruptions or delays in transmission of delivery of any messages however sent and whether or not in code or otherwise; (vi) any act, default, omission, insolvency or failure in business of any other person (including any agent, subcontractor or employee) or any consequences arising from causes beyond GE Capital's control; (vii) any acts or omissions of any Beneficiary of any Credit or transferee of any Credit, if transferable; (viii) any act or omission of GE Capital required or permitted under any (1) law or practice to which a Credit is subject (including ISP 98), (2) applicable order, ruling or decree of any court, arbitrator or governmental agency, (3) a published statement or interpretation on a matter of law or practice (including ISP 98); (ix) honor or other recognition of a presentation or demand that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the Beneficiary or other person (excluding GE Capital, its subcontractors, servicers and agents and their respective employees), including payment to a person who forges the signature of a Beneficiary or the signature of an assignee of a Credit's proceeds, (x) honor of a presentation without regard to any nondocumentary condition(s) in the Credit, regardless of whether Rule 4.11 of ISP 98 applies, or (xi) dishonor of any presentation that does not strictly comply with the terms of the applicable Credit or that is fraudulent, forged or otherwise not entitled to be honored. Without limiting the generality of the foregoing, GE Capital may (1) act in reliance on any oral, telephone, telegraphic, electronic, facsimile or written request, notice, or instruction believed in good faith to be from or have been authorized by the Applicant, (2) receive, accept or pay as complying with the terms of a Credit any Drafts or other documents, otherwise in order, which are signed by or issued to any person or entity acting as the representative of, or in the place of, the party in whose name such Credit provides that any Drafts or other documents should be drawn or issued and (3) waive its stipulation that the bank nominated in the applicable Credit shall accept or pay the Drafts, and GE Capital may then accept presentations of Drafts and documents for payment directly.

(c) Subject to GE Capital's obtaining any necessary consent from the Beneficiary or other third party, GE Capital may for Applicant's account at any time (i) treat a Credit as governed by the law of the place where GE Capital or the Beneficiary is located, notwithstanding a choice of law provision in the Credit, and, in case of conflict, treat the law as prevailing over practice in such place or vice versa; (ii) shorten or lengthen the examination period; (iii) specify or amend a specified place or manner of receiving a presentation, effecting honor, or giving notice of dishonor; or (iv) discount an accepted Draft or deferred obligation incurred under the Credit.

(d) Unless GE Capital is enjoined by a court of competent jurisdiction, GE Capital may assume that any Beneficiary or other presenter acts in good faith and that any presentation or other demand is nonfraudulent.

(e) Unless the Credit specifically permits and GE Capital specifically agrees, GE Capital need not check the authenticity or authority of any purported Beneficiary signature, even if in other transactions the Beneficiary is a customer or its signature is otherwise known to GE Capital.

(f) Unless specifically committed to do so in a writing signed by GE Capital, GE Capital need not consent to any amendment of a Credit. GE Capital may, without authorization from or notice to Applicant, send a notice of non-extension to the Beneficiary under a Credit if it provides for automatic extension. Any notice of dishonor given by GE Capital within six business days after presentation of documents to GE Capital shall not be deemed to be unreasonable. This Section 3(d) is intended to substitute six business days for the three business days set forth in Rule 5.01a of ISP 98.

(g) Notwithstanding any waiver by Applicant of discrepancies in Drafts, documents or required statements, GE Capital acting alone has the right in its sole judgement, to decline to approve any discrepancies and to refuse payment on that basis under any Credit issued hereunder.

(h) GE Capital may not assign its rights and delegate its duties hereunder, except that GE Capital may assign its rights and delegate its duties hereunder to any subsidiary of GE Capital, in each case without consent of but with prior notice to Applicant; provided that such assignment and delegation does not diminish Applicant's rights or increase Applicant's duties hereunder.

(i) No Credit shall be issued hereunder providing for the acceptance of time Drafts or the incurrence of deferred payment undertakings.

(j) Notwithstanding any provision herein contained to the contrary, if Applicant approves the issuance of a Credit requiring payment of a Draft on the same day on which such Draft is presented, GE Capital shall be entitled to honor such Draft without review or examination by Applicant and Applicant waives all defenses to reimbursement thereof based on irregularities that may have been revealed by Applicant's review or examination.

4. Letter of Credit Text; Extensions, Increases and Modifications of Credit.

(a) Applicant is responsible for preparing or approving the text of each Credit as issued by GE Capital and as received by the Beneficiary. GE Capital's recommendation or drafting of text or GE Capital's use or non-use or refusal to use text submitted by Applicant shall not affect Applicant's ultimate responsibility for the final text and its receipt by the Beneficiary. Applicant is responsible for the effect, or lack of effect under ISP 98, Rule 4.11 or applicable law, of a provision in any Credit that requires GE Capital to verify facts rather than examine documents or that fails to identify the documents to which the provision applies.

Applicant is responsible for including suitable provisions in the underlying agreement that permit Applicant to review the text of the Credit as received by the Beneficiary and that describe the circumstances under which: a drawing under the Credit may be made, Credit proceeds may be applied to the underlying agreement, and part or all of those proceeds may be returned. Applicant accepts the risk that the text of the Credit is consistent with the underlying obligation, suitable for Applicant's purposes, and received by the Beneficiary in time to permit the Beneficiary and Applicant to review the Credit and to request any desired amendments.

(b) Each Applicant agrees that GE Capital may at any time and from time to time, in its discretion, by agreement with one or more other Applicants (whether or not such Applicant shall have been appointed as the "Agent Applicant" in the Joint Signature Agreement contained in the Application): a) further finance or refinance any transaction under any Credit; b) renew, extend or change the time of payment or the manner, place or terms of payment of any of the Obligations; c) settle or compromise any of the Obligations or subordinate the payment thereof to the payment of any other debts of or claims against any Applicant which may at the time be due or owing to GE Capital; or d) release any Applicant or any Guarantor or any Collateral, or modify the terms under which such Collateral is held, or forego any right of setoff, or modify or amend in any way this Agreement or any Credit, or give any waiver or consent under this Agreement; all in such manner and on such terms as GE Capital may deem proper and without notice or further assent from such Applicant. In any such event, such Applicant shall remain bound by such event and this Agreement after giving effect to such event, and the Obligations under this Agreement shall be continuing obligations in respect of any transaction so financed or refinanced and, in either case, if the Obligations are contingent, may be treated by GE Capital as due and payable for their maximum face amount.

5. Reserve Requirements and Similar Costs.

If GE Capital is now or hereafter becomes subject to any reserve, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, GE Capital, or any other condition is imposed upon GE Capital which imposes a cost upon GE Capital, and the result, in the determination of GE Capital is to increase the cost to GE Capital of maintaining a Credit or paying or funding the payment of any Draft thereunder, or to reduce the amount of any sum received or receivable, directly or indirectly, by GE Capital hereunder, Applicant will pay to GE Capital upon demand such amounts required to compensate GE Capital for such increased cost or reduction. In making the determinations contemplated hereunder, GE Capital may make such estimates, assumptions, allocations and the like which GE Capital in good faith determines to be appropriate, but GE Capital's selection thereof, and GE Capital determinations based thereon, shall be final and binding and conclusive upon Applicant.

6. Possession of Property by Applicant.

If the Applicant accepts or retains possession of documents, goods or other property, if any, covered by a Credit, prior to GE Capital's review of such documents, then all discrepancies and other irregularities of said documents shall be deemed waived by the Applicant, and GE Capital is authorized and directed to pay any Drafts drawn or purporting to be drawn upon such Credit.

7. Partial Shipments.

(a) Except as otherwise expressly stated in any Credit (i) partial shipments may be made under such Credit, and GE Capital may honor the relative Drafts without inquiry regardless of any apparent disproportion between the quantity shipped and the amount of the relative Draft and the total amount of such Credit and the total quantity to be shipped under such Credit, and (ii) if such Credit specifies shipments in installments within stated periods and the shipper fails to ship in any designated period, shipments of subsequent installments may nevertheless be made in their respective designated periods and GE Capital may honor the relative Drafts.

8. Events of Default, Remedies; Pre-funding.

(a) If any Event of Default has occurred and is continuing, other than an Event of Default specified in Sections 8.1(g) or 8.1(h) of the Credit Agreement, GE Capital as issuer hereunder and in its capacity as Agent under the Credit Agreement may pursue any of the remedies provided for in the Loan Documents, including without limitation declaring that all of the Obligations (including any such Obligations hereunder that may be contingent and not matured) are immediately due and payable. If an Event of Default under Section 8.1(g) or

Section 8.1(h)] of the Credit Agreement has occurred, the Obligations shall automatically be due and payable.

(b) Without limiting the generality of the foregoing, Applicant agrees that if: i) any Default or Event of Default shall have occurred and be continuing; ii) GE Capital at any time and for any reason deems itself to be insecure or the risk of non-payment or non-performance of any of the Obligations to have increased; or iii) in the event that a Credit is denominated in a currency other than Dollars, GE Capital determines that such currency is unavailable or that the transactions contemplated by this Agreement are unlawful or contrary to any regulations to which GE Capital or any agent, servicer or subcontractor of GE Capital may be subject or that due to currency fluctuations the Dollar Equivalent of the amount of a Credit exceeds the amount of Dollars that GE Capital in its sole judgment expected to be its maximum exposure under such Credit, then Applicant will upon demand pay to GE Capital an amount equal to the undisbursed portion, if any, of such Credit, and such amount shall be held as additional Collateral for the payment of all Letter of Credit Obligations, and after the expiration hereof, to the extent not applied to the Letter of Credit Obligations, shall be returned to Applicant (unless otherwise provided in the Credit Agreement or any other Loan Document).

9. Definitions.

As used herein, the following terms shall have the following meanings:

"Agent" shall have the meaning given such term in the Credit Agreement.

"Agreement" shall mean, collectively, this Agreement [each Application for Standby Letter of Credit entered into between GE Capital and Applicant, the Joint Signature Agreement and the Authorization and Agreement of Account Party appended hereto], as the same may be amended, modified, supplemented or restated from time to time.

"Applicant" shall mean the person or entity executing this Agreement as Applicant; provided that if two or more persons or entities shall have executed this Agreement as Applicant or as Joint Applicant, the terms "Applicant" and "Applicants" shall mean each and all of such persons and entities, individually and collectively, except that, if the term "Applicant" is preceded by the word "any" or "each" or a word or words of similar import, such terms shall be deemed to refer to each of such persons or entities, individually.

"Beneficiary" shall mean, as to any Credit, the beneficiary of that Credit.

"Collateral" shall have the meaning given such term in the Credit Agreement.

"Credit" shall mean a Standby Letter of Credit issued by GE Capital upon Applicant's request of GE Capital, as the same may be amended and supplemented from time to time, and any and all renewals, increases, extensions and replacements thereof and therefor.

"Credit Agreement" shall mean the Credit Agreement, dated as of December 31, 1998 among the Applicant, the other credit parties signatory thereto, the lenders signatory thereto from time to time and GE Capital as agent and as lender, as such Credit Agreement may be amended, modified, supplemented or restated from time to time.]

"Default" shall have the meaning given such term in the Credit Agreement.

"Dollar Equivalent" shall mean: a) the number of Dollars that is equivalent to an amount of a currency other than Dollars, determined by applying the selling rate of First Union National Bank, First Union Bank International or another bank of comparable size selected by GE Capital; or b) in the event that GE Capital shall not at the time be offering such a rate, the amount of Dollars that GE Capital, in its sole judgment, specifies as sufficient to reimburse or provide funds to GE Capital in respect of amounts drawn or drawable under a Credit; in either case as and when determined by GE Capital.

"Dollars" shall mean lawful currency of the United States of America.

"Draft" shall mean any Draft (sight or time), receipt, acceptance, cable or other written demand for payment.

"Event of Default" shall have the meaning given such term in the Credit Agreement.

"Guarantor" shall have the meaning given such term in the Credit Agreement.

"Letter of Credit Obligations" shall have the meaning given such term in the Credit Agreement.

"Loan Documents" shall have the meaning given such term in the Credit Agreement.

"Obligations" shall have the meaning given such term in the Credit Agreement.

"Termination Date" shall have the meaning given such term in the Credit Agreement.

10. Expenses; Indemnification.

Except for claims, liabilities, losses, costs and expenses arising out of or related to the gross negligence, willful misconduct or breach of this Agreement by GE Capital, directly or through its subcontractors, servicers, agents or employees, applicant agrees to reimburse GE Capital and its subcontractors, servicers and agents upon demand for and to indemnify and hold GE Capital harmless from and against all claims, liabilities, losses, costs and expenses ("Indemnified Liabilities") including attorneys' fees and disbursements, incurred or suffered by GE Capital and its subcontractors, servicers and agents in connection with this Agreement or any Credit. Such Indemnified Liabilities shall include, but not be limited to, all such Indemnified Liabilities incurred or suffered by GE Capital and its subcontractors, servicers and agents in connection with (a) GE Capital's exercise of any right or remedy granted to it hereunder or under the Loan Documents, (b) any claim and the prosecution or defense thereof arising out of or in any way connected with this Agreement including, without limitation, as a result of any act or omission by a Beneficiary, (c) the collection or enforcement of the Obligations, and (d) any of the events or circumstances referred to in paragraph 3(b) hereof, including any defense by GE Capital in an action in which Applicant obtains an injunction against presentation or honor of any Draft. None of GE Capital or any subcontractor, servicer or agent of GE Capital shall be liable to Applicant for any special, indirect, consequential or punitive damages arising with respect to any Credit. Applicant must in all instances mitigate damages claimed against GE Capital or any subcontractor, servicer or agent arising with respect to any Credit. If GE Capital honors a Draft or presentation under a Credit for which Applicant claims it is not obligated to reimburse GE Capital, Applicant shall nonetheless pay to GE Capital the amount paid by GE Capital, without prejudice to Applicant's claims against GE Capital to recover fees and costs paid by Applicant with respect to the honored presentation plus any direct damages resulting therefrom which Applicant is unable to avoid or reduce. Applicant's prevailing in an action based on forgery or fraud of the Beneficiary or other presenter does not relieve Applicant from its obligation to pay GE Capital's costs and expenses in contesting the entry or maintenance of injunctive relief.

11. Licenses; Insurance.

If any Credit assures payment for goods to be imported, the Applicant shall procure or cause the Beneficiaries of each Credit to procure promptly any necessary import and export or other licenses for import or export or shipping of any goods referred to in or pursuant to such Credit and to comply and to cause the Beneficiaries to comply with all foreign and domestic governmental regulations in regard to the shipment and warehousing of such goods or otherwise relating to or affecting such Credit, including governmental regulations pertaining to transactions involving designated foreign countries or their nationals, and to furnish such certificates in that respect as GE Capital may at any time require, and to keep such goods adequately covered by insurance in amounts, with carriers and for such risks as shall be satisfactory to GE Capital, and to cause GE Capital's interest to be endorsed thereon, and to furnish GE Capital on demand with evidence thereof. Should the insurance upon said goods for any reason be unsatisfactory to GE Capital, GE Capital may, at its expense, obtain insurance satisfactory to it.

12. No Waivers of Rights Hereunder; Rights Cumulative.

No delay by GE Capital in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. No waiver or amendment of any provision of this Agreement shall be enforceable against GE Capital unless in writing and signed by an officer of GE Capital, and unless it expressly refers to the provision affected, any such waiver shall be limited solely to the specific event waived. All rights granted GE Capital hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to GE Capital under the Loan Documents or applicable law and nothing herein shall be construed as limiting any such other right.

13. Continuing Agreement; Termination.

This Agreement shall continue in full force and effect until the Termination Date (subject to reinstatement, as provided in the Loan Documents).

14. Performance Standards.

Notwithstanding any provision to the contrary herein, GE Capital reserves the right to decline (i) any request made by the Applicant for the issuance of a Credit or (ii) any instruction provided by the Applicant if, in its discretion, GE Capital determines that the issuance of such Credit or the carrying out of such instruction contravenes GE Capital's customary procedures or policy, ISP 98 or any applicable law, rule or regulation.

15. Governing Law; Jurisdiction; Certain Waivers.

(a) This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, and with respect to all security interests granted in connection herewith, GE Capital shall have the rights and remedies of a secured party under applicable law, including but not limited to the Uniform Commercial Code of New York. This Agreement supplements the Loan Documents, including those provisions relating to Letter of Credit Obligations and, except as expressly provided herein to the contrary, this Agreement does not supersede the Loan Documents.

(b) APPLICANT AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT SHALL BE LITIGATED ONLY IN COURTS LOCATED WITHIN THE STATE OF NEW YORK AND THAT SUCH COURTS ARE CONVENIENT FORUMS THEREFOR, AND APPLICANT SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS.

(c) Applicant waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to Applicant at its address last specified for notices hereunder, and service so made shall be deemed completed two (2) days after the same shall have been so mailed.

(d) APPLICANT WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN IT AND GE CAPITAL AND WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING WITH REGARD TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS ANY OFFSETS WHICH IT MAY HAVE.

(e) Each Credit and this Agreement shall be subject to the International Standby Practices, International Chamber of Commerce Publication No. 590 ("ISP 98") and the same are incorporated herein by reference. Applicant is responsible for knowing applicable letter of credit law and practice, including ISP 98. Solely for purposes of interpreting the ISP 98's application to this Agreement and Credits issued hereunder, GE Capital shall be deemed to be a "bank" as such term is used in ISP 98. To the extent permitted by applicable law, this Agreement shall prevail in case of a conflict with applicable law or ISP 98, and ISP 98 shall prevail in case of a conflict with applicable law.

16. Notices.

Any notice to GE Capital shall be effective only if in writing or by authenticated teletransmission acceptable to GE Capital, as applicable, directed to the attention of and received by GE Capital. Any notice to or demand on Applicant, or, if more than one Applicant executes this Agreement, the Agent Applicant, shall be binding on all Applicants and shall be effective when made to Applicant, or if more than one Applicant executes this Agreement, the Agent Applicant, by mail, telegraph, facsimile, telephone or otherwise, in the case of mailed, telegraphed or cabled notices, to the address appearing below such Applicant's signature or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this paragraph, and in the case of telephonic or facsimile notices, to the telephone number of such Applicant appearing below Applicant's signature. Any requirements under applicable law of reasonable notice by GE Capital to Applicant of any event shall be met if notice is given to Applicant or Agent Applicant, as the case may be, in the manner prescribed above at least two days before (a) the date of such event or (b) the date after which such event will occur.

17. Applicant Status.

The person identified in this Agreement as Applicant represents and warrants, except as otherwise provided in this Agreement, that:

(a) it acts for itself and/or its subsidiaries and affiliates and for no other person in requesting issuance of each Credit for its account;

(b) it may be identified in each Credit as the "applicant," "account party" or "customer" at whose request and on whose instruction and for whose account the Credit is issued;

(c) it alone (acting through its officers) may authorize GE Capital to issue, amend, pay, or otherwise act under any Credit; and

(d) it alone has standing to enforce this Agreement or otherwise to assert the rights and remedies of an applicant, including without limitation, to sue for any injunction against honor of any Credit.

18. General.

(a) If this Agreement is executed by two or more Applicants, they shall be jointly and severally liable hereunder, and all provisions hereof regarding the Collateral shall apply to the Obligations and Collateral of any or all of them.

(b) This Agreement shall be binding upon the heirs, executors, administrators, assigns and successors of each of the Applicant(s) and shall inure to the benefit of and be enforceable by GE Capital and its respective successors, permitted transferees and permitted assigns.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall be deemed to be a "Loan Document" for all purposes under the Credit Agreement.
(e) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Date:

Name of Applicant:

SCOTT TECHNOLOGIES, INC.			GENERAL ELECTRIC CAPITAL CORPORATION

By			By:

	Name:	Douglas A. Dimond		Name:

	Title:	Assistant Treasurer		Title:

Address of Applicant:

ONE CHAGRIN HIGHLANDS

2000 AUBURN DRIVE, SUITE 400

BEACHWOOD, OHIO 44122

Fax No.: (216) 360-9102

ANNEX I

The Applicant agrees to pay the following fees with respect to the Credits:

1. upon issuance thereof, (a) 0.25% per annum of the amount of the Credit plus (b) $150;

2. upon any amendment which increases the amount or extends the term thereof, 0.25% per annum of such increased amount or, in the case of the term extension, 0.25% of the amount of the Credit;

3. upon any other amendment thereof, $125;

4. upon the Evergreen Renewal thereof, (c) 0.25% per annum of the amount of the Credit plus (d $150;

5. upon the drawing/document examination thereof, $250; and

6. with respect to any other activity related to such Credit, the standard fees and charges of GE Capital for such activity.